SECOND AMENDED AND RESTATED
                        SPLIT DOLLAR INSURANCE AGREEMENT

         WHEREAS. National Fuel Gas Company (hereinafter, with any of its subsidiaries, collectively called the "Company"), in recognition of the highly valued services of Gerald T. Wehrlin (hereinafter called the "Executive"), the Executive's importance to the success of the Company, and the need of Executive's family for financial security in the event of Executive's death, has authorized the adoption of a split dollar insurance agreement benefiting the Executive; and

         WHEREAS, the Executive and the Company desire to amend in certain respects and to restate in its entirety the terms of the Amended and Restated Split Dollar Insurance and Death Benefit Agreement between them dated September 15, 1997, as amended by an agreement dated March 29, 1999; which Amended and Restated Agreement amended in certain respects and restated in its entirety the agreement between them dated April 1, 199 1; and

         WHEREAS,   the  Executive  has  agreed  not  to   participate   in  any
noncontributory group term life insurance program while employed by the Company; and

         WHEREAS, the Company desires to recover the premiums it pays for the purchase of a life insurance policy or policies for these purposes upon termination of this Agreement; and

         WHEREAS, the Executive has assigned all of his interest in a certain life insurance policy to his Trustees, as hereinafter more fully described.

         NOW THEREFORE, for mutual consideration, the receipt and adequacy of which the Company and Executive each acknowledge, the Company, the Executive and the Trustees agree as follows:

I.       LIFE INSURANCE
         By an Irrevocable Trust Agreement dated January 26, 1999, the Executive has established a trust to which the Executive has assigned all of his interest in a life insurance policy, Policy Number 3485474 (hereinafter, together with any additional or replacement policy and any supplementary contracts issued in connection therewith, called the "Policy") in the face amount of $711,529, issued by the Guardian Life Insurance Company of America, of New York, New York (hereafter called the "Insurer"). The Trustee or Trustees acting from time to time under such Trust Agreement (the "Trustees") shall be the sole owner of the Policy and may exercise all rights and incidents of ownership with respect to the Policy, except as specifically provided in this Agreement. To secure the Company's interest under this Agreement, the Trustees have executed a collateral assignment of the Policy to the Company (the "Collateral Assignment").

II.      PREMIUMS
         The Company shall pay the total premiums due on the Policy during the term of this Agreement. Premiums shall be paid directly to the Insurer on or before the due date, extended by any grace period. At the Company's election, Policy dividends may be applied to reduce premiums. Notwithstanding the above, after the Executive reaches age 65 or if the Executive's employment with the Company terminates prior to such age, the Company shall have no further obligation to make premium payments pursuant to this Section II.

III.     BENEFICIARY

         The Trustees may from time to time while this Agreement is in force, by such written notice to the Insurer as the Insurer may require, designate the beneficiary or beneficiaries (the "Beneficiary") to receive the Death Benefit as provided in this Agreement.

IV.      TERMINATION OF AGREEMENT

         A. This Agreement shall terminate upon the earliest to occur of the following:

                  a) January 1, 2008 (the Executive's 70th birthday), unless the
              Company and the Executive agree in writing to a later date;

                  b) mutual  agreement of the Company and the Executive prior to such date;

                  c) the Executive's death.

         B. If the Executive's employment with the Company is terminated for Cause, as hereinafter defined, or if the Executive engages in Competition, as hereinafter defined, with the Company, whether or not the Executive's employment with the Company has been terminated, the Company may terminate this Agreement by written notice to the Executive. In the event of termination under this Subsection B, the Executive shall forfeit all rights under this Agreement, and, notwithstanding anything in this Agreement, the Company shall be entitled to any and all interests in the Policy.

V.       REPAYMENT OF PREMIUMS TO THE COMPANY
         Upon termination of this Agreement, the Company shall be entitled to repayment of the amount of the total premiums paid by the Company to maintain the Policy, less the amount of any distributions therefrom to the Company (including the outstanding balance of any Policy loans to the Company) (the "Net Premiums"). Such repayment may be made in cash or, if this Agreement terminates during the Executive's lifetime, in the form of a paid-up policy having equivalent value, as the Company may elect. If full repayment is not made within 60 days of termination of this Agreement, the Company may enforce its rights under the Collateral Assignment, including (without limitation) recovery from the Insurer out of the proceeds of the Policy or by surrender thereof. Upon receipt of the Net Premiums, the Company shall promptly release the Collateral Assignment.

VI.       DEATH BENEFIT WHILE AGREEMENT IS IN FORCE
         A. If this Agreement terminates by reason of the Executive's death, the Beneficiary shall be entitled to receive from the proceeds of the Policy, after repayment of the Net Premiums, an amount (the "Death Benefit") equal to the sum of 24 times the base monthly salary payable by the Company to the Executive in the month preceding the Executive's death (or, if the Executive is retired, in the month prior to the commencement of such retirement) and two times the most recent award, if any, paid to the Executive under any of the Company's lump sum payment programs including the Annual At Risk Compensation Incentive Program (AARCIP). Awards of restricted stock made to the Executive for service in the Company's fiscal year 1996 or later to supplement an AARCIP award for that fiscal year, which was approximately equal to the maximum AARCIP award then permissible consistent with the shareholder approval applicable to that AARCIP award, shall also be included in the calculation of the Executive's Death Benefit at the rate of two times the most recent such award of restricted stock, if any. The restricted stock shall be valued at the average of the high and low market value on the grant date. If the Executive has retired (on disability or otherwise) and becomes reemployed by the Company, the latest date of commencement of retirement shall be used for purposes of computing the Death Benefit. If the proceeds of the Policy after repayment of the Net Premiums are inadequate to pay the Death Benefit in full, the Company shall have no obligation for the shortfall.

         B. The Company shall notify the Insurer of the amount of the Death Benefit within 30 days of the death of the Executive while this Agreement is in force, and the Death Benefit shall be paid to the Beneficiary under the settlement option elected by the Trustees or the Beneficiary.

         C. After payment of the Death Benefit, the Company shall be entitled to any remaining balance of the proceeds of the Policy, and the Beneficiary, the Trustees and the Executive's estate shall have no further rights in or under this Agreement or the Policy.

VII.     OTHER COMPANY BENEFITS
         The Executive shall have no right to participate in any non-contributory group-term life insurance plan maintained by the Company. In other respects, the benefits provided to the Executive under this Agreement and the Policy shall be separate from and in addition to other benefits that may be offered by the Company to the Executive, including any non-contributory accidental death and dismemberment coverage that the Company maintains.

VIII.    POLICY LOANS
         While this Agreement is in force, neither the Trustees nor any Assignee shall borrow against or pledge the Policy as security for any debt.

IX.      ASSIGNMENT OF THE POLICY AND THIS AGREEMENT
         A. The Policy may not be assigned, transferred, pledged, surrendered or otherwise encumbered or alienated without the written consent of the Company. Any assignee pursuant to this Section and any other successor to the Executive's interest in the Policy (both referred to herein as the "Assignee") shall be bound by this restriction.

         B. The rights and obligations of this Agreement are personal to the Executive and the Trustees and may not be assigned; however, one or more successor Trustees may be appointed.

X.       REPLACEMENT OF THE POLICY
         The Company shall have the night to replace the Policy with a new policy or policies, with the consent of the Executive and the Trustees, which consent shall not unreasonably be withheld. In the event of such replacement, the Company shall have the right to receive the cash surrender value of any policy being canceled or surrendered.

XI.      AMENDMENT
         This Agreement may be altered, amended or modified only by a written Agreement signed by the Company, the Executive and the Trustees (or, if the Policy has been assigned, the Assignee). This Agreement and any amendments hereto shall be binding upon the Company, the Executive and the Trustees and their legal representatives, successors, beneficiaries and assigns. In the event that the Company becomes a party to any merger, consolidation or reorganization, this Agreement shall remain in full force and effect as an obligation of the Company or its successors in interest.

XII.     DEFINITION OF TERMS
         A. "Cause" means serious, willful misconduct in respect of the Executive's obligations to the Company that has damaged or is likely to damage the Company, including (without limitation) any endeavor by the Executive, directly or indirectly, to interfere in the business relations of or otherwise harm the Company, as the Company shall reasonably determine.

         B. "Competition" means any employment, consulting contract or other arrangement, before or after the termination of the Executive's employment with the Company, with any person or entity that is then or becomes engaged in a business enterprise of any sort that is, in any material respect, competitive with the Company, or any assistance by the Executive to any such enterprise in engaging in such competition.

XIII.    NONINTERFERENCE
         The Executive and the Trustees covenant that the Executive, the Trustees, any Assignee and the Beneficiary shall not interfere with the Company's rights under this Agreement or take any voluntary action that causes the Policy to fall or lapse, in whole or in part. The Executive, the Trustees, any Assignee and the Beneficiary will cooperate with Company and the Insurer in all respects in obtaining and maintaining the Policy and shall, if necessary, use their best efforts to provide, from time to time, such evidence of insurability as the Insurer may require.

XIV.     MISCELLANEOUS
         A. If any part of this Agreement or the application of any part to certain persons or circumstances shall be invalid or unenforceable, the remainder of the Agreement shall continue to be effective.

         B. This Agreement shall be construed and regulated under the laws of the State of New York.

         C. The Executive understands that the benefits provided under this Agreement will or may result in taxable income to him and the Company reserves the right to implement tax withholding respecting such amounts as and when it may deem such withholding appropriate.

XV.      ERISA PROVISIONS
         This Agreement constitutes part of a welfare benefit plan ("Welfare Plan") and, as such, the following provisions are part of this Agreement and are intended to meet the requirements of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"):

         1.       The named fiduciary of the Welfare Plan is the Company.

         2. The funding policies under the Welfare Plan are that all premiums on the Policy be remitted to the Insurer by the Company when due, less any amount paid by the Executive, the Trustees, or the Assignee, in their sole discretion.

         3. Direct payment by the Insurer is the basis of payment of benefits under this Agreement.

         4. For claims procedure purposes with respect to claims asserted under the Welfare Plan, the "Claims Manager" shall be Robert
                  J. Dauer, or such other person as may be designated from time to time by the Company.

                 a. If for any reason a claim for benefits is made by a participant under the Welfare Plan ("Claimant") and is denied by the Company, the Claims Manager shall deliver to the Claimant a written explanation specifying the reasons for the denial, the provisions on which such denial is based, such other data as may be pertinent, and the procedures available to the Claimant to obtain review of the claim, all written in a manner calculated to be understood by the Claimant. For this purpose,

                 (i) the claim shall be deemed filed when presented in writing to the Claims Manager; and

                 (ii) the Claims Manager's explanation shall be in writing delivered to the Claimant within 90 days of the date the claim is filed.

                 (b) The Claimant shall have 60 days following receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the Claimant or his or her representative may submit pertinent documents and written issues and comments.

                 (c) The Claims Manager shall have discretion to decide the issue on review and shall furnish the Claimant with a copy of the decision within 60 days of receiving the Claimant's request for review of the claim. The decision on review shall be written in a manner calculated to be understood by the Claimant and shall specify the reasons for the decision, as well as the provisions on which the decision is based. If a copy of the decision is not so furnished to the Claimant within such 60 days, the claim shall be deemed denied on review.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set opposite their respective signatures, to be effective on the 15th day of June 1999.

                                                   NATIONAL FUEL GAS COMPANY

June 15, 1999
-------------
Date

/s/ Janet M. Conrad                                By: /s/ Philip C. Ackerman
-------------------                                --------------------------
Witness                                            Philip C. Ackerman
                                                   Senior Vice President


                                                   EXECUTIVE:

June 2, 1999
------------
Date

/s/ Jan M.Wojcik                                   /s/ Gerald T. Wehrlin
----------------                                   ---------------------
Witness                                            Gerald T. Wehrlin



June 9, 1999
------------
Date

/s/ (illegible signature)                          /s/ Russell L. Wehrlin
-------------------------                          ----------------------
Witness                                            Russell L. Wehrlin



June 3, 1999
------------
Date

/s/ Jan M. Wojcik                                  /s/ Kathleen M. Mann
-----------------                                  --------------------
Witness                                            Kathleen M. Mann